EXHIBIT 99.1

April 13, 2006 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

                     Ohio Valley Banc Corp Earnings up 10.8%
                     ---------------------------------------

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] reported consolidated net income for the quarter ended March 31, 2006, of $1,739,000 representing an increase of 10.8 percent over the same period the prior year. Earnings per share for the first quarter of 2006 were $.41, up 10.8 percent from the $.37 earned the first quarter of 2005. Return on average assets and return on average equity both improved to .94 percent and 11.93 percent for the first quarter of 2006, versus .88 percent and 11.23 percent for the same time period the prior year. "I wish to recognize the efforts of all the employees of Ohio Valley Banc Corp for continuing to build on the solid accomplishments from 2005," stated Jeffrey E. Smith, President and CEO. "They have emphasized revenue growth, strong expense control and stable asset quality to produce another quarter of solid earnings growth."

Net interest income, the Company's largest revenue source, increased due to growth in earning assets in conjunction with an increase in the net interest margin. For the first quarter of 2006, net interest income increased $508,000 or
7.4 percent from the prior year first quarter. With the increase in market interest rates and emphasis on profitable loan pricing, the net interest margin improved to 4.24 percent for the first quarter of 2006, as compared to 4.14 percent for the previous quarter and 4.12 percent for the first quarter of 2005. The Company's average earning assets for the first quarter of 2006 were up 4.3 percent from the same period the prior year.

Based on the evaluation of the adequacy of the allowance for loan losses, management provided $666,000 to the allowance for loan losses for the three months ended March 31, 2006, an increase of $349,000 from the same time period the prior year. The increase in provision for

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loan  losses was  associated  with the  increase in net  charge-offs  and higher relative loan balances. For the three months ending March 31, 2006, net charge-offs were up $193,000 from the same three month period in 2005 primarily due to a large recovery in commercial loans during the first quarter of 2005. Management continues to be pleased with the stable nonperforming loan ratios. The ratio of nonperforming loans to total loans was .40 percent at March 31, 2006, as compared to .41 percent at December 31, 2005 and March 31, 2005. The ratio of nonperforming assets to total assets also remained steady at .59 percent at March 31, 2006, as compared to .62 percent at December 31, 2005 and March 31, 2005. Management feels that the allowance for loan losses is adequate to absorb probable losses in the portfolio. The allowance for loan losses was
1.16 percent of total loans at March 31, 2006, unchanged from December 31, 2005.

Noninterest income totaled $1,309,000 for the three months ended March 31, 2006 compared to $1,253,000 for the same time period last year, an increase of 4.5 percent. Contributing to the 2006 growth, was the increase in revenue from additional investments in bank owned life insurance throughout 2005 which generated additional income for the first quarter of 2006. Furthermore, income growth continues to be enhanced by the increased volume of transactions utilizing the Company's debit card. Interchange fees earned the first quarter of 2006 were up 17.0 percent from the first quarter of 2005. For the same time period, monthly service charge fees decreased 6.7 percent due to the growth in the number of service charge free checking accounts.

Noninterest expense totaled $5,607,000 for the first quarter of 2006, an increase of $123,000 or only 2.2 percent as compared to $5,484,000 for the previous year first quarter. Salaries and employee benefits, the Company's largest noninterest expense, totaled $3,295,000 for the first quarter of 2006, up 3.6 percent from the same time period the prior year. The

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remaining noninterest expense categories were up collectively $10,000 from 2005.
The emphasis management placed on expense control contributed to an improvement in efficiency. The efficiency ratio, which represents the cost to generate a dollar in revenue, improved to 64.3 percent for the three months ending March 31, 2006, as compared to 67.3 percent for the three months ending March 31, 2005.

Total assets increased $6,739,000 from year end 2005 to reach $756,458,000 at March 31, 2006. Driving asset growth for 2006 was loan growth of $8,841,000, occurring primarily in commercial loans. Funding loan growth was deposit growth of $17,717,000 from year end 2005. The increase in money market and NOW account balances contributed to 2006's deposit growth and the excess growth in retail deposits permitted the Company to reduce borrowed funds by $12,407,000 from December 31, 2005.

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with five consumer finance offices in Ohio, and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and Ohio Valley undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.
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OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                     Three months ended
                                                           March 31,
                                                      2006         2005
                                                   ----------   ----------
PER SHARE DATA
  Earnings per share                                  $0.41        $0.37
  Dividend per share                                  $0.16        $0.15
  Book value per share                               $14.04       $13.27
  Dividend payout ratio                               39.11%       41.52%
  Weighted average shares
   outstanding                                    4,248,551    4,288,574

PERFORMANCE RATIOS
  Return on average equity                            11.93%       11.23%
  Return on average assets                             0.94%        0.88%
  Net interest margin                                  4.24%        4.12%
  Efficiency ratio                                    64.26%       67.26%
  Average earning assets
   (in 000's)                                      $708,869     $679,818

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                      Three months ended
(in $000's)                                                March 31,
                                                      2006         2005
                                                   ----------   ----------
Interest income:
     Interest and fees on loans                      $11,748      $10,081
     Interest and dividends on securities                884          871
          Total interest income                       12,632       10,952
Interest expense:
     Deposits                                          3,914        2,858
     Borrowings                                        1,373        1,257
          Total interest expense                       5,287        4,115
Net interest income                                    7,345        6,837
Provision for loan losses                                666          317
Noninterest income:
     Service charges on deposit accounts                 658          705
     Trust fees                                           53           53
     Income from bank owned insurance                    187          148
     Gain on sale of loans                                26           28
     Other                                               385          319
          Total noninterest income                     1,309        1,253
Noninterest expense:
     Salaries and employee benefits                    3,295        3,182
     Occupancy                                           334          334
     Furniture and equipment                             268          295
     Data processing                                     217          164
     Other                                             1,493        1,509
          Total noninterest expense                    5,607        5,484
Income before income taxes                             2,381        2,289
Income taxes                                             642          719
NET INCOME                                            $1,739       $1,570

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OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except
 share and per share data)                       March 31,          December 31,
                                                   2006                 2005
                                               ------------         ------------
ASSETS
Cash and noninterest-bearing deposits
 with banks                                     $   17,572           $   18,516
Federal funds sold                                     ---                1,100
   Total cash and cash equivalents                  17,572               19,616
Interest-bearing deposits in other financial
  institutions                                         515                  510
Securities available-for-sale                       65,315               66,328
Securities held-to-maturity
   (estimated fair value:  2006 - $12,310,
    2005 - $12,373)                                 12,056               12,088
FHLB stock                                           5,778                5,697
Total loans                                        626,373              617,532
  Less:  Allowance for loan losses                  (7,273)              (7,133)
    Net loans                                      619,100              610,399
Premises and equipment, net                          8,451                8,299
Accrued income receivable                            2,977                2,819
Goodwill                                             1,267                1,267
Bank owned life insurance                           16,117               15,962
Other assets                                         7,310                6,734
          Total assets                          $  756,458           $  749,719

LIABILITIES
Noninterest-bearing deposits                    $   78,763           $   82,561
Interest-bearing deposits                          501,820              480,305
     Total deposits                                580,583              562,866
Securities sold under agreements to
 repurchase                                         16,181               29,070
Other borrowed funds                                76,655               76,173
Subordinated debentures                             13,500               13,500
Accrued liabilities                                 10,002                8,839
          Total liabilities                        696,921              690,448

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000
  shares authorized; 2006 - 4,626,337 shares
  issued, 2005 - 4,626,336 shares issued)            4,626                4,626
Additional paid-in capital                          32,282               32,282
Retained earnings                                   32,902               31,843
Accumulated other comprehensive income              (1,437)              (1,231)
Treasury stock at cost (2006 - 384,691 shares,
 2005 - 361,365 shares)                             (8,836)              (8,249)
          Total shareholders' equity                59,537               59,271
               Total liabilities and
                 shareholders' equity           $  756,458           $  749,719